UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

CELLU TISSUE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CLEARWATER PAPER CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Clearwater Paper Corporation
601 W. Riverside Avenue
Suite 1100
Spokane, Washington 99201

News Release

Clearwater Paper Corporation

Announces Cash Tender Offer for

Cellu Tissue Holdings, Inc.’s

11 1/2% Senior Secured Notes due 2014

SPOKANE, Wash., November 5, 2010 (BUSINESS WIRE) – Clearwater Paper Corporation (NYSE: CLW) (“Clearwater Paper”) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of Cellu Tissue Holdings, Inc.’s (“Cellu Tissue”) outstanding 11 1/2% Senior Secured Notes due 2014 (the “Cellu Notes”), of which $234,484,000 aggregate principal amount are outstanding. The Tender Offer is being made upon the terms and subject to the conditions set forth in Clearwater Paper’s Offer to Purchase dated November 5, 2010 (the “Offer to Purchase”).

The Tender Offer is being made in connection with the Agreement and Plan of Merger dated September 15, 2010 (the “Merger Agreement”) among Clearwater Paper, Cellu Tissue, and Sand Dollar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Clearwater Paper (“Merger Sub”), pursuant to which, subject to the satisfaction of certain conditions, Merger Sub will merge with and into Cellu Tissue (the “Merger”). As a result of the Merger, Cellu Tissue will become a wholly-owned subsidiary of Clearwater Paper.

Holders who validly tender their Cellu Notes prior to 5:00 p.m., New York City time on November 19, 2010 (such date, as it may be extended, the “Early Tender Deadline”) and have such Cellu Notes accepted for payment by Clearwater Paper will receive the Total Consideration (as discussed below) per $1,000 principal amount of Cellu Notes and accrued and unpaid interest up to, but not including, the payment date (the “Payment Date”). Holders who tender their Cellu Notes after the Early Tender Deadline but on or prior to 9:00 a.m., New York City time on December 7, 2010 (such date, as it may be extended, the “Expiration Date”) will receive the Total Consideration per $1,000 principal amount of Cellu Notes validly tendered and not withdrawn, less the early tender payment of $30.00 per $1,000 principal amount of Cellu Notes.

The following table summarizes terms material to the determination of the Total Consideration to be received in the Tender Offer per $1,000 principal amount of Cellu Notes validly tendered and not withdrawn prior to the Early Tender Deadline:

CUSIP No.	Outstanding Aggregate Principal Amount	Note Description	Redemption Date	Redemption Price per $1,000 principal amount	Early Tender Payment per $1,000 principal amount	Reference Security	Reference Page	Fixed Spread
151169AJ8	$234,484,000	11 1/2% Senior Secured Notes due 2014	06/01/2011	$1,115.00	$30.00	0.875% U.S. Treasury Note due 05/31/2011	PX3	50 bps

The Total Consideration per $1,000 principal amount of Cellu Notes validly tendered and not withdrawn prior to the Early Tender Deadline will be calculated based on the present value on the Payment Date of the sum of the Redemption Price on the Redemption Date plus interest payments through the Redemption Date, determined using a discount factor equal to the yield on the Price Determination Date (as defined in the Offer to Purchase) of the Reference Security plus a fixed spread of 50 basis points. Clearwater Paper expects that the Price Determination Date will be 2:00 p.m., New York City time on a date that is at least ten business days prior to the Expiration Date.

Holders of Cellu Notes may withdraw their tenders until 5:00 p.m. New York City time, on November 19, 2010, but not thereafter.

The Tender Offer is conditioned upon the satisfaction of, or, where applicable, Clearwater Paper’s waiver of, certain conditions, including that all of the conditions precedent to the closing of the Merger as set forth in the Merger Agreement shall have been satisfied or waived, and certain other customary conditions.

The complete terms and conditions of the Tender Offer are described in the Offer to Purchase, a copy of which may be obtained by contacting D. F. King & Co., Inc., the information agent for the Tender Offer, at (800) 431-9643 (U.S. toll-free). BofA Merrill Lynch is the exclusive dealer manager for the Tender Offer. Additional information concerning the Tender Offer may be obtained by contacting BofA Merrill Lynch, Debt Advisory Services, at (980) 388-9217 (collect) or (888) 292-0070 (U.S. toll-free).

This press release does not constitute an offer to purchase the Cellu Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase and related transmittal documents.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding the Tender Offer. These forward-looking statements are based on Clearwater Paper’s current expectations, estimates and assumptions that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk that the conditions to the Tender Offer may be delayed or not occur. For a discussion of additional factors that may cause results to differ, see Clearwater Paper’s public filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date thereof. Clearwater Paper does not undertake to update any forward-looking statements.

Additional Information And Where To Find It

Cellu Tissue has filed with the SEC a preliminary proxy statement and intends to file with the SEC a definitive proxy statement and other relevant material in connection with the Merger. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the Merger, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at 678-393-2651.

Participants in the Solicitation

Clearwater Paper and Cellu Tissue and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the proposed Merger. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010. Information about Cellu Tissue’s directors and executive officers is set forth in its proxy statement on Schedule 14A filed with the SEC on June 25, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection the Merger will be included in the proxy statement that Cellu Tissue intends to file with the SEC.

About Clearwater Paper

Clearwater Paper manufactures quality consumer tissue, bleached paperboard and wood products at six facilities across the country. The company is a premier supplier of private label tissue to major retail grocery chains, and also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper’s 2,500 employees build shareholder value by developing strong customer partnerships through quality and service.

For additional information on Clearwater Paper, please visit our website at

www.clearwaterpaper.com.

Clearwater Paper Corporation

Matt Van Vleet, 509-290-0298

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